                                                                     Exhibit 5.1

                          [FENNEMORE CRAIG LETTERHEAD]


                                  July 25, 2002
Board of Directors:

Giant Industries, Inc.                           San Juan Refining Company
Giant Industries Arizona, Inc.                   Giant Mid-Continent, Inc.
Ciniza Production Company                        Giant Pipeline Company
Giant Stop-N-Go of New Mexico, Inc.              DeGuelle Oil Company
Giant Four Corners, Inc.                         Giant Yorktown, Inc.
Phoenix Fuel Co., Inc.                           Giant Yorktown Holding Company

23733 North Scottsdale Road
Scottsdale, Arizona  85255

Ladies and Gentlemen:

         We have acted as special counsel for Giant Industries, Inc., a Delaware corporation (the "Company"), and the Subsidiary Guarantors (defined below) in connection with the offer to exchange (the "Exchange Offer") up to $200,000,000 aggregate principal amount of registered 11% Senior Subordinated Notes due 2012 (the "Exchange Notes") for a like principal amount of the Company's 11% Senior Subordinated Notes due 2012 issued and sold in a Rule 144A offering (the "Notes"). The Exchange Offer is made pursuant to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on July 15, 2002 (which Registration Statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

         The Exchange Notes will be issued pursuant to the terms of the Indenture, dated May 14, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, a New York banking corporation, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Subsidiary Guarantors. Giant Industries Arizona, Inc., an Arizona corporation ("Giant Arizona"), Ciniza Production Company, a New Mexico corporation ("Ciniza"), Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation ("Giant Stop-N-Go"), Giant Four Corners, Inc., an Arizona corporation ("Giant Four Corners"), Phoenix Fuel Co., Inc., an Arizona corporation ("Phoenix Fuel"), San Juan Refining Company, a New Mexico corporation ("San Juan"), Giant Mid-Continent, Inc., an Arizona corporation ("Giant Mid-Continent"), Giant Pipeline Company, a New Mexico corporation ("Giant Pipeline"), DeGuelle Oil Company, a Colorado corporation, ("DeGuelle"), Giant Yorktown, Inc., a Delaware corporation ("Giant Yorktown"), and Giant Yorktown Holding Company, a Delaware corporation ("Giant Yorktown Holding") are collectively referred to herein as the "Subsidiary Guarantors," the guarantees of the Subsidiary Guarantors with respect to the

Giant Industries, Inc., et al.                                            Page 2
July 25, 2002




Exchange Notes are collectively referred to herein as the "Guarantees," and the Exchange Notes and the Guarantees are collectively referred to herein as the "Securities."

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Certificate of Incorporation and the Bylaws of the Company, (ii) the comparable organizational documents for each of the Subsidiary Guarantors, (iii) certain resolutions of the Boards of Directors of the Company and of each of the Subsidiary Guarantors,
(iv) the Indenture, (v) the Registration Statement, (vi) a specimen of the Exchange Notes and the Guarantees; and (vii) such other corporate records, agreements, documents and other instruments of the Company and the Subsidiary Guarantors and such certificates or comparable documents of public officials and of officers and representatives of the Company and the Subsidiary Guarantors as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

         In such examination and in rendering the opinions set forth below, we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authority of all signatories, (iv) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed, (v) the conformity to original documents of all documents submitted to us as certified or photostatic copies, (vi) that the parties' choice of New York law to govern the Indenture and the Securities would be upheld if challenged, and (vii) that the Securities will be issued as described in the Registration Statement. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements or representations of officers and/or other representatives of the Company, the Subsidiary Guarantors and others, all of which statements and representations we have assumed to be true and correct in all respects as of the date hereof.

         Based upon and subject to the assumptions, limitations, qualifications and exceptions set forth herein, it is our opinion that:

         1. The Company, Giant Yorktown and Giant Yorktown Holding are corporations duly incorporated and are in good standing under the laws of the State of Delaware, and have duly authorized the execution, delivery and performance of the Indenture and the Exchange Notes or their respective Guarantees, as applicable.

         2. Giant Arizona, Phoenix Fuel, Giant Mid-Continent and Giant Four Corners are corporations duly incorporated and are in good standing under the laws of the State of Arizona, and have duly authorized the execution, delivery and performance of the Indenture and their respective Guarantees.

         3. San Juan, Ciniza, Giant Stop-N-Go and Giant Pipeline are corporations duly incorporated and are in good standing under the laws of the State of New Mexico, and have duly

Giant Industries, Inc., et al.                                            Page 3
July 25, 2002

authorized the execution, delivery and performance of the Indenture and their respective Guarantees.

         4. DeGuelle is a corporation duly incorporated and is in good standing under the laws of the State of Colorado, and has duly authorized the execution, delivery and performance of the Indenture and its Guarantee.

         5. Assuming that (i) the Indenture has been duly authorized, executed and delivered by the Trustee, (ii) the Exchange Notes are duly executed and issued by the Company, (iii) the Guarantees are duly executed and issued by the respective Subsidiary Guarantors, and (iv) the Exchange Notes have been authenticated by the Trustee in the manner set forth in the Indenture, and upon exchange and delivery as described in the Registration Statement, the Exchange Notes will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

         6. Assuming that the Indenture has been duly authorized, executed and delivered by the Trustee, the Indenture constitutes a valid and legally binding instrument of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, and, based on such assumption, the Guarantees will constitute valid and legally binding obligations of each of the respective Subsidiary Guarantors, enforceable against each Subsidiary Guarantor in accordance with their terms; provided, however, in each case that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally, and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), the discretion of the court before which proceedings may be brought and an implied covenant of good faith and fair dealing.

         The foregoing opinions are subject to the following qualifications and limitations:

         (a) With respect to our opinions set forth in paragraphs 5 and 6, as to matters of New York law we have relied solely on the opinion of McGuireWoods, LLP attached hereto as Exhibit A, including the assumptions, qualifications and limitations set forth therein.

         (b) With respect to our opinions set forth in paragraph 3, as to matters of New Mexico law, we have relied solely on the opinion of Montgomery & Andrews, P.A. attached hereto as Exhibit B, including the assumptions, qualifications and limitations set forth therein.

Giant Industries, Inc., et al.                                            Page 4
July 25, 2002

         (c) With respect to our opinions set forth in paragraph 4, as to matters of Colorado law, we have relied solely on the opinion of Bjork, Lindley, Danielson & Little, P.C. attached here to as Exhibit C, including the assumptions, qualifications and limitations set forth therein.

         We are qualified to practice law in the State of Arizona. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Arizona, the General Corporation Law of the State of Delaware, and, to the extent expressly set forth herein, the federal laws of the United States. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should it no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

         This opinion is furnished only to, and is solely for the benefit of, the addressees named above and, except with our prior written consent, is not to be used, circulated, quoted or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity; provided, however, that the Trustee may rely upon this opinion as if it were addressed to it. Notwithstanding the foregoing, we hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the heading "LEGAL MATTERS" in the Prospectus forming a part of the Registration Statement. In giving this consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

                                 Very truly yours,

                                 /s/ Fennemore Craig, a Professional Corporation

                                    EXHIBIT A

                            [MCGUIREWOODS LETTERHEAD]

                                                                   July 25, 2002
Board of Directors:

Giant Industries, Inc.                          San Juan Refining Company
Giant Industries Arizona, Inc.                  Giant Mid-Continent, Inc.
Ciniza Production Company                       Giant Pipeline Company
Giant Stop-N-Go of New Mexico, Inc.             DeGuelle Oil Company
Giant Four Corners, Inc.                        Giant Yorktown, Inc.
Phoenix Fuel Co., Inc.                          Giant Yorktown Holding Company

23733 North Scottsdale Road
Scottsdale, Arizona  85255

Ladies and Gentlemen:

         We have acted as special New York counsel to Giant Industries, Inc., a Delaware corporation (the "Company"), and to the following subsidiaries of the Company, Giant Industries Arizona, Inc., an Arizona corporation ("Giant Arizona"), San Juan Refining Company, a New Mexico corporation ("San Juan"), Giant Mid-Continent, Inc., an Arizona corporation ("Giant Mid-Continent"), Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation ("Stop-N-Go"), Giant Four Corners, Inc., an Arizona corporation ("Four Corners"), Phoenix Fuel Co., Inc., an Arizona corporation ("Fuel"), Ciniza Production Company, a New Mexico corporation ("Ciniza"), Giant Pipeline Company, a New Mexico corporation ("Pipeline"), DeGuelle Oil Company, a Colorado corporation ("DeGuelle"), Giant Yorktown, Inc., a Delaware corporation ("Giant Yorktown"), and Giant Yorktown Holding Company, a Delaware corporation ("Giant Holding") (Giant Arizona, San Juan, Giant Mid-Continent, Stop-N-Go, Four Corners, Fuel, Ciniza, Pipeline, DeGuelle, Giant Yorktown and Giant Holding are collectively called the "Subsidiary Guarantors"), in connection with the offer to exchange (the "Exchange Offer") up to $200,000,000 aggregate principal amount of registered 11% Senior Subordinated Notes due 2012 (the "Exchange Notes") for a like principal amount of the Company's 11% Senior Subordinated Notes due 2012 issued and sold in a Rule 144A offering (the "Notes"). The Exchange Offer is made pursuant to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on July 15, 2002 (which Registration Statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

         The Exchange Notes will be issued pursuant to the terms of the Indenture, dated May 14, 2002 (the "Indenture"), among the Company, the Subsidiary Guarantors and The Bank of New York, a New York banking corporation, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Subsidiary Guarantors. The guarantees of the

Giant Industries, Inc., et al.                                            Page 2
July 25, 2002

Subsidiary Guarantors with respect to the Exchange Notes are collectively referred to herein as the "Guarantees."

         We have examined the following:

         (a)      The Indenture, including the Guarantees set forth therein;

         (b)      The form of the Exchange Notes;

         (c)      The Registration Statement; and

         (d) originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         The agreements listed in clauses (a) through (c) above are hereinafter referred to as the "Documents".

I.       Assumptions.

         In rendering the opinions below we have assumed: (i) the due organization, valid existence and good standing in the jurisdiction of organization of each party to the Documents; (ii) the genuineness and authenticity of all documents examined by us and all signatures thereon and the conformity to originals of all copies of all documents examined by us; (iii) the due authorization, execution and delivery of the Documents by each party thereto; (iv) the power and authority of each party to the Documents to execute, deliver and perform the same, and that such execution, delivery and performance do not violate its organizational documents or any law or governmental rule or regulation applicable to it; (v) that each of the Documents constitutes the legal, valid and binding obligation of each party named as a signatory to such Document and is enforceable against each such party (other than the Company and the Subsidiary Guarantors) in accordance with its terms; (vi) the legal capacity of all natural persons executing the Documents; (vii) all necessary consents, authorizations, approvals, permits or certificates (governmental and otherwise) which are required as a condition to the execution and delivery of the Documents by the parties thereto and to the consummation by the parties thereto of the transactions contemplated thereby; and (viii) that the Documents accurately describe and contain the mutual understanding of the parties, and that there are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms thereof.

         As to certain factual matters, we have relied upon representations, warranties and statements made by representatives of the Company, the Subsidiary Guarantors and others, all of which representations, warranties and statements we have assumed to be true and correct in all respects as of the date hereof, without any independent investigation thereof.

Giant Industries, Inc., et al.                                            Page 3
July 25, 2002

II.      Opinions.

         Based on the foregoing and subject to the exceptions, qualifications and limitations set forth herein, we are of the opinion that:

         1. The Indenture constitutes a legal, valid and binding agreement of the Company and each of the Subsidiary Guarantors, enforceable against the Company and each of the Subsidiary Guarantors in accordance with its terms, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and
(B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing and except that we express no opinion with respect to
Section 11.09, 11.10 and 11.11 of the Indenture as they relate to non-U.S. Subsidiary Guarantors.

         2. The Exchange Notes, when issued and authenticated in accordance with the terms of the Indenture, and upon exchange and delivery as described in the Registration Statement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         3. The Guarantees are in the form contemplated by the Indenture. The Guarantees, upon the due issuance of the Exchange Notes, will constitute, valid and legally binding obligations of each of the respective Subsidiary Guarantors, enforceable against each Subsidiary Guarantor in accordance with their terms, and will be entitled to the benefits of the Indenture, except to the extent that the enforceability thereof may be limited by (A) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, fraudulent transfer or other laws relating to creditors' rights generally and (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

         The opinions herein expressed are limited in all respects solely to the matters governed by the internal laws of the State of New York.

         This opinion may not be relied upon by, nor may copies be delivered to, any person without our prior written consent; provided, that the Trustee may rely upon this opinion and

Giant Industries, Inc., et al.                                            Page 4
July 25, 2002

Fennemore Craig, a Professional Corporation, may rely on this opinion with respect to its opinion to you in connection with the Registration Statement, and may file this opinion as an exhibit to its opinion being filed with the Commission as Exhibit 5.1 to the Registration Statement.

                                                           Yours very truly,

                                                           /s/ McGuireWoods LLP

                                    EXHIBIT B

                        [MONTGOMERY & ANDREWS LETTERHEAD]

                                  July 25, 2002

Board of Directors:

Giant Industries, Inc.                          San Juan Refining Company
Giant Industries Arizona, Inc.                  Giant Mid-Continent, Inc.
Ciniza Production Company                       Giant Pipeline Company
Giant Stop-N-Go of New Mexico, Inc.             DeGuelle Oil Company
Giant Four Corners, Inc.                        Giant Yorktown, Inc.
Phoenix Fuel Co., Inc.                          Giant Yorktown Holding Company

23733 North Scottsdale Road
Scottsdale, Arizona  85255

Ladies and Gentlemen:

         We have acted as special counsel for Giant Industries, Inc., a Delaware corporation (the "Company"), Ciniza Production Company, a New Mexico corporation ("Ciniza"), Giant Stop-N-Go of New Mexico, Inc., a New Mexico corporation ("Giant Stop-N-Go"), San Juan Refining Company, a New Mexico corporation ("San Juan"), and Giant Pipeline Company, a New Mexico corporation ("Giant Pipeline") in connection with the offer to exchange (the "Exchange Offer") up to $200,000,000 aggregate principal amount of registered 11% Senior Subordinated Notes due 2012 (the "Exchange Notes") for a like principal amount of the Company's 11% Senior Subordinated Notes due 2012 issued and sold in a Rule 144A offering (the "Notes"). The Exchange Offer is made pursuant to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on July 15, 2002 (which Registration Statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

         The Exchange Notes will be issued pursuant to an Indenture, dated May 14, 2002 (the "Indenture"), among the Company, Ciniza, Giant Stop-N-Go, San Juan, Giant Pipeline, the other subsidiaries of the Company (collectively with Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Subsidiary Guarantors. The guarantees of Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline with respect to the Exchange Notes are collectively referred to as the "Guarantees."

         In connection with this opinion, we have examined (i) the Articles of Incorporation and Bylaws of each of Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline, (ii) the corporate proceedings of Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline with respect to the making of the Guarantees, (iii) the Indenture, (iv) the Registration Statement (v) a specimen of the Exchange Notes and the Guarantees, and (vi) such other corporate records, agreements, documents, and other instruments of the Company, Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline and such certificates or comparable documents of public officials and of officers and representatives of the Company, Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

         In our examination we have assumed (i) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed and delivered, and (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. As to any other facts material to the opinions expressed herein that have not been independently established or verified by us, we have relied upon statements or representations of officers and/or other representatives of the Company, Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline.

         We are qualified to practice law in the State of New Mexico. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of New Mexico. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should this opinion no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

         Based on the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

         1. The Indenture and the Guarantees have been duly authorized, executed and delivered by each of Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline.

         2. Each of Ciniza, Giant Stop-N-Go, San Juan and Giant Pipeline is a corporation duly organized, validly existing and in good standing under the laws of the State of New Mexico.

         The foregoing opinions are being furnished only to, and are solely for the benefit of, the addressees named above and, except with our prior written consent, are not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity, provided that the Trustee may rely upon this opinion, and Fennemore Craig, a Professional Corporation, and McGuire Woods, LLP, may rely upon this opinion with respect to their opinions to you in connection with the Registration Statement. Fennemore Craig, a Professional Corporation, may file this opinion as an exhibit to its opinion being filed with the Commission as Exhibit 5.1 to the Registration Statement.

                                                     Sincerely yours,

                                                     /s/ Nancy M. King

                                    EXHIBIT C

              [BJORK, LINDLEY, DANIELSON & LITTLE, P.C. LETTERHEAD]

                                  July 25, 2002

Board of Directors:

Giant Industries, Inc.                         San Juan Refining Company
Giant Industries Arizona, Inc.                 Giant Mid-Continent, Inc.
Ciniza Production Company                      Giant Pipeline Company
Giant Stop-N-Go of New Mexico, Inc.            DeGuelle Oil Company
Giant Four Corners, Inc.                       Giant Yorktown, Inc.
Phoenix Fuel Co., Inc.                         Giant Yorktown Holding Company

23733 North Scottsdale Road
Scottsdale, Arizona  85255

Ladies and Gentlemen:

         We have acted as special counsel for Giant Industries, Inc., a Delaware corporation (the "Company"), and DeGuelle Oil Company, a Colorado corporation ("DeGuelle"), in connection with the offer to exchange (the "Exchange Offer") up to $200,000,000 aggregate principal amount of registered 11% Senior Subordinated Notes due 2012 (the "Exchange Notes") for a like principal amount of the Company's 11% Senior Subordinated Notes due 2012 issued and sold in a Rule 144A offering (the "Notes"). The Exchange Offer is made pursuant to the Registration Statement on Form S-4 filed by the Company and the Subsidiary Guarantors with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), on July 15, 2002 (which Registration Statement, as amended by Amendment No. 1 thereto, is referred to herein as the "Registration Statement"). In connection with the Registration Statement, we have been requested to render the opinions set forth herein.

         The Exchange Notes will be issued pursuant to an Indenture, dated May 14, 2002 (the "Indenture"), among the Company, DeGuelle, the other subsidiaries of the Company (collectively with DeGuelle, the "Subsidiary Guarantors") and The Bank of New York, a New York banking corporation, as indenture trustee (the "Trustee"). The Company's payment obligations with respect to the Exchange Notes are being guaranteed, jointly and severally on a subordinated basis, by the Subsidiary Guarantors. The guarantee of DeGuelle with respect to the Exchange Notes is referred to as the "Guarantee."

         In connection with this opinion, we have examined (I) the Articles of Incorporation and Bylaws of DeGuelle, (ii) the corporate proceedings of DeGuelle with respect to the making of the Guarantee, (iii) the Indenture, (iv) the Registration Statement (v) a specimen of the Exchange Notes and the Guarantee, and (vi) such other corporate records, agreements, documents, and other instruments of the Company and DeGuelle and such certificates or comparable documents of public officials and of officers and representatives of the Company and DeGuelle as we deemed necessary or appropriate for purposes of rendering the opinions set forth below.

Board of Directors
July 25, 2002
Page 2

         In our examination we have assumed (I) the legal capacity of all natural persons, (ii) the genuineness of all signatures, (iii) the authenticity and completeness of all documents submitted to us as forms of the documents to be executed and delivered, and (iv) the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies. As to any other facts material to the opinions expressed herein that have not been independently established or verified by us, we have relied upon statements or representations of officers and/or other representatives of the Company and DeGuelle.

         We are qualified to practice law in the State of Colorado. We express no opinion as to, and for the purposes of the opinions set forth herein, we have conducted no investigation of, and do not purport to be experts on, any laws other than the laws of the State of Colorado. This opinion is rendered as of the date hereof, and we undertake no obligation to update this opinion should this opinion no longer remain accurate by change in factual circumstances, law, judicial decision or otherwise.

         Based on the foregoing, and subject to the assumptions, limitations, qualifications and exceptions set forth herein, we are of the opinion that:

1. The Indenture and the Guarantee have been duly authorized, executed and delivered by DeGuelle.

2. DeGuelle is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado.

         The foregoing opinions are being furnished only to, and are solely for the benefit of, the addressees named above and, except with our prior written consent, are not to be used, circulated, quoted, published or otherwise referred to or disseminated for any other purpose or relied upon by any person or entity, provided that the Trustee may rely upon this opinion, and Fennemore Craig, a Professional Corporation, and McGuireWoods, LLP, may rely upon this opinion with respect to their opinions to you in connection with the Registration Statement. Fennemore Craig, a Professional Corporation, may file this opinion as an exhibit to its opinion being filed with the Commission as Exhibit 5.1 to the Registration Statement.

                                    Very truly yours,

                                    BJORK, LINDLEY, DANIELSON & LITTLE, P.C.


                                    /s/ Laura Lindley